Exhibit 99.5

PROXY

COPPER MOUNTAIN NETWORKS, INC. Special Meeting of Stockholders – May 27, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Richard S. Gilbert and Michael O. Staiger, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Copper Mountain Networks, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held May 27, 2005 at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130 at 10:00 a.m. local time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Detach here from proxy voting card.

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THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU SUBMIT YOUR PROXY WITHOUT INDICATING YOUR VOTING

INTENTION, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. A FAILURE TO VOTE WILL HAVE THE EFFECT OF A

VOTE “AGAINST” THE PROPOSALS.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

Proposal 1. Adoption of the Agreement and Plan of Merger and Reorganization, dated as of February 11, 2005, by and among Tut Systems, Inc., a Delaware corporation (“Tut Systems”), Wolf Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Tut Systems (“Merger Sub”), and Copper Mountain Networks, Inc. (“Copper Mountain”), pursuant to which Copper Mountain will be merged with and into Merger Sub and each outstanding share of Copper Mountain common stock will be converted into the right to receive approximately 0.3269 shares of Tut Systems common stock, and approval of the merger of Copper Mountain with Merger Sub.

Proposal 2. Approval of the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

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Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

s	Detach here from proxy voting card. s

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cmtn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.